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                                                                    EXHIBIT 10.2

                               SECURITY AGREEMENT

                                   DRAFT COPY


     This SECURITY AGREEMENT (this "Agreement") is made as of this __ day of September 2000, by CinemaStar Luxury Theater, Inc., a Delaware corporation (the "Grantor"), and SCP Private Equity Partners, L.P. (the "Secured Party").

                                    RECITALS

     A. The Grantor and the Secured Party have entered into that certain Loan Agreement, dated as of October __, 2000, (the "Loan Agreement").

     B. Pursuant to the Loan Agreement, the Grantor and Secured Party have agreed that Secured Party will loan money to Borrower for the continued operation of the business of Borrower.

     C. The Grantor is indebted to the Secured Party pursuant to the Loan Agreement, in the original principal amount of _____________ and Zero Cents ($______), dated October __, 2000, executed by the Grantor in favor of the Secured Party (as amended or supplemented from time to time, the "Loan"). The Grantor has agreed to the grant of the security interest made herein pursuant to the Loan Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows for the benefit of the Secured Party and his successors and assigns:

     1. Grant of Security. To the full extent permitted under applicable law, Grantor hereby assigns to the Secured Party, and grants to the Secured Party a security interest in, all the Grantor's right, title and interest in, to, and under the property described in the paragraphs below, now owned or hereafter acquired, and in all proceeds and products thereof, in whatever form and whether such proceeds arise before or after the commencement of any case under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. (or any successor statute), by or against the Grantor, including, without limitation, all payments under insurance whether or not the Secured Party is the loss payee thereof, all proceeds of any governmental taking, and any indemnity, warranty, letter of credit (including the right to draw on such letter of credit), or guaranty payable by reason of any default under, loss of, or damage to or otherwise with respect to any of such property (collectively, the "Collateral"):

          (a) all Accounts;

          (b) all Chattel Paper

          (c) all Documents;

          (d) all Equipment;

          (e) all General Intangibles;

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          (f) all Instruments;

          (g) all Intellectual Property;

          (h) all Inventory;

          (i) all Pledged Securities;

          (j) all Investment Property;

          (k) all Deposit Accounts and other bank accounts;

          (l) all books and records pertaining to the Collateral; and

          (m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     2. Security for Payment and Performance of Obligations and Termination of Security Interest.

          (a) The grant of security set forth in this Agreement secures the faithful performance and payment of all obligations of the Grantor to the Secured Party hereunder, under the Purchase Agreement, and under the Note, and all extensions, modifications, substitutions, replacements, and renewals of any thereof (collectively, the "Secured Obligations"). Without limited the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by Grantor but for the fact that such obligations are unenforceable or not allowable owing to the existence of bankruptcy, reorganization, or similar proceedings involving Grantor. The foregoing security interest shall terminate only upon performance and payment in full of all of the Secured Obligations.

     3. Liability under Other Agreements. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under all agreements constituting Collateral, if any, to which the Grantor is a party, to the extent set forth therein, to perform all of the Grantor's duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Secured Party of any of the Secured Party's rights hereunder shall not release Grantor from any of the Grantor's duties or obligations under such agreements; and (c) the Secured Party shall not have any obligations or liability under such agreements by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          (a) Subordination. Lender and Borrower recognize that Union Bank of California, N.A. holds a first priority secured position with respect to all of the Collateral of Borrower referenced in Section 1(a) - (m) above. Lender and Borrower agree that the security interest granted herein shall be and shall remain subordinate to the secured position of Union Bank

     4. Grantor's Representation and Warranties. Grantor represents and warrants the following to Secured Party.

          (a) Incorporation and Good Standing. The Grantor (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and (ii) has full corporate


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power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased, and used by it.

          (b) Authorization for Transaction. The Grantor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Purchase Agreement or Note, will (i) violate any law or regulation to which the Grantor is subject or any provision of its Articles of Incorporation or Bylaws, or (ii) conflict with, result in a breach of or constitute a default under any contract to which the Grantor is a party or by which it is bound. The Grantor does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency for the parties to consummate the transactions contemplated by this Agreement.

          (d) Valid Security Interest. This Agreement creates a valid security interest of the Secured Party in the Collateral securing the Secured Obligations, and upon the filing of the financing statements delivered in connection with the execution and delivery of this Agreement and the taking of possession by the Secured Party of such instruments as the Secured Party may require, all filings and other actions necessary to perfect and protect such security interest will have been duly taken. No effective financing statement under the Uniform Commercial Code, or other instrument similar in effect, covering all or part of the Collateral will be filed in any recording office except by the Grantors in accordance with the Purchase Agreement and Note.

          (e) The Grantor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form, and with such insurers, as shall be satisfactory to the Secured Party from time to time.

     5. Additional Covenants of the Grantor with respect to the Collateral. The Grantor shall:

          (a) Cause the Collateral to be maintained and preserved in the same condition, repair and working order as exists on the date of this Agreement, ordinary wear and tear excepted, and shall forthwith (or in the case of any loss or damage to any of the Collateral, as quickly as practicable after the occurrence thereof) make or cause to be made all repairs, replacements, and other improvements in connection therewith that are commercially reasonable. The Grantor shall promptly furnish to the Secured Party a statement respecting any material loss or damage to any of the Collateral and shall notify the Secured Party of any decisions not to make or cause to be made any repair, replacement, or improvement related thereto.

          (b) Cause the Collateral to be kept in jurisdictions where all action required by Secured Party to perfect its security interest in the Collateral has been taken with respect to the Collateral. Without limiting the generality of the foregoing, the Grantor agrees that no material item of tangible Collateral, other than vehicles or inventory in transit in the ordinary course of business, shall be moved or removed from the place it is currently located without the prior written consent of the Secured Party.

          (c) Pay promptly when due all taxes, fees, assessments, and governmental charges or levies imposed upon or in respect of the Collateral or this Agreement and all claims against the Collateral.

          (d) Perform in a timely manner all obligations of the Grantor under any agreement relating to any of the Collateral the failure to perform which would materially adversely affect the rights of the Grantor thereunder.



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          (e) Comply with all laws, orders, regulations and ordinances of all governmental authorities relating to the business operations and assets of the Grantor, except for laws, orders, regulations and ordinances, the violation of which would not have an adverse effect on the value of, or the Secured Party's interest in, any of the Collateral or, in the aggregate, would not have a material adverse effect on any Grantor's financial condition, results of operations or business.

     6. Maintenance of Business.

          (a) Grantor shall keep the Grantor's principal place of business and chief executive office and the office where the Grantor keeps its records and files at the location specified herein, and shall not change its principal place of business and chief executive office, or its name, or its state of organization, or merge with any person, without, in each case, at least thirty
(30) days' prior written notice to the Secured Party. The Grantor shall hold and preserve such records and files and upon reasonable notice shall permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and files.

     7. Transfer, Release and Other Liens.

          (a) The Grantor shall not, except as expressly permitted by this Agreement, the Purchase Agreement or the Note (and subject to the terms thereof):

               (i) sell, assign (by operation of law or otherwise), lease, charter, encumber or otherwise dispose of any of the Collateral, other than inventory in the ordinary course of business, without the prior written consent of the Secured Party; or

               (ii) create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral.

          (b) The liens granted pursuant to this Agreement shall remain at all times in a first priority position until satisfied in full.

     8. Secured Party May Perform. If the Grantor fails to perform any agreement contained herein, under the Purchase Agreement, or the Note, then the Secured Party may perform, or cause the performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor.

     9. Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral, and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     10. Default/Remedies.

          (a) The occurrence of any of the following events, for any reason, whether voluntary or involuntary, pursuant to the order of any court or other governmental authority, or otherwise, shall constitute an "Event of Default" hereunder:

               (i) any default in the payment when due of any Secured Obligation which is not cured within any applicable cure period specified therein;



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               (ii) any failure to comply with any other term or provision of this Agreement which failure is not cured within thirty (30) calendar days after notice thereof from the Secured Party;

               (iii) any other breach of, default or event of default under or failure to comply with any term or provision of this Agreement, or the Loan Agreement, which is not cured within any applicable cure period specified therein;

               (iv) there exists a default under any deed of trust, lien or security agreement affecting or relating to the Collateral in favor of any person other than Secured Party or relating to obligations other than the Secured Obligations (including without limitation in favor of Sanwa) which is not cured within any applicable cure period specified herein; or

               (v) if any representation or warranty made herein is false in any material respect.

          (b) If any Event of Default shall have occurred and be continuing:

               (i) In lieu of or in addition to exercising any other power hereby granted or otherwise available to the Secured Party, the Secured Party (without notice, demand, or declaration of default, which are hereby waived by the Grantor) may declare all unpaid Secured Obligations immediately due and payable, whereupon they shall become due and payable, and (whether or not the Secured Obligations are so accelerated) may proceed by an action or actions in equity or at law for the seizure and sale of the Collateral or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment or a receiver pending any foreclosure hereunder or the sale of the Collateral or any part thereof, or for the enforcement of any other appropriate equitable or legal remedy; and upon the commencement of judicial proceedings by the Secured Party to enforce any right under this Agreement, the Secured Party shall be entitled as a matter of right against the Grantor to such appointment of a receiver, without regard to the adequacy of the security by virtue of this Agreement or any other collateral or to the solvency of the Grantor.

               (ii) In addition to other rights and remedies provided for herein or otherwise available to the Secured Party, the Secured Party may exercise in respect of the Collateral all the rights and remedies of a secured party on default under the California Uniform Commercial Code, and also may (A) require the Grantor to, and the Grantor hereby agrees that, at its expense and upon request of the Secured Party, it forthwith shall, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at such places reasonably convenient to all parties as the Secured Party may designate, and (B) without notice except as specified below, sell the Collateral or any part thereof in one or more sales at public or private sales, at any of the Secured Party's offices or elsewhere, for cash, on credit, or for future delivery and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 5 days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by public announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party shall have the right to become the purchaser at any public sale made pursuant to the provisions of this Section 10 and shall have the right to


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credit against the amount of the bid made therefor the amount payable to the
Secured Party out of the net proceeds of such sale.

               (iii) All cash held by the Secured Party as Collateral, and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, may, in the discretion of the Secured Party, be held by the Secured Party as Collateral, and/or then or at any time thereafter, applied as follows:

                    (A) First, to the payment of all costs and expenses incident to the enforcement of this Agreement, including, but not limited to, reasonable fees and expenses of the agents, contractors, and attorneys of the Secured Party incurred in connection with such sale, collection, or realization;

                    (B) Second, to the payment of all other Secured Obligations, in such order as the Secured Party may elect; and

                    (C) Third, the remainder, if any, to the Grantor or to whomever may be lawfully entitled to receive such remainder; provided, however, that the Grantor shall remain liable to the Secured Party for any deficiency in the Secured Obligations remaining unpaid after the application of such proceeds as provided in this Section 10(b)(iii), and provided further that, to the extent not prohibited by applicable law, nothing herein contained shall in any way limit or restrict the Secured Party's rights to proceed directly against the Grantor or any other person without first causing the Secured Party to exhaust, or in any manner to exercise its rights in respect of, the Collateral.

               (iv) Subject to any requirements of applicable law, the Grantor agrees that neither the Grantor nor any of the Grantor's affiliates under its control shall at any time have or assert any right under any law pertaining to the marshalling of assets, the sale of property in the inverse order of alienation, the administration of estates of decedents, appraisement, valuation, stay, extension, or redemption now or hereafter in force in order to prevent or hinder the rights of the Secured Party or any purchaser of the Collateral or any part thereof under this Agreement, and the Grantor, to the extent permitted by applicable law, hereby waives the benefit of all such laws.

               (v) Upon any sale made under the powers of sale herein granted and conferred, the receipt of the Secured Party shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers, and the heirs, devisees, personal representatives, successors, and assigns thereof, shall not, after paying such purchase money and receiving such receipt of the Secured Party, be obliged to see to the application thereof or be in any way answerable for any loss, misapplication, or nonapplication thereof.

     11. Indemnity and Expense.

     The Grantor shall upon demand pay to the Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of counsel and/or any experts and agents, that the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the inspection, custody, preservation, use, or operation of, the sale of, the collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder (including the defense of any claims or counterclaims asserted against the Secured Party arising out of this Agreement or the transactions contemplated hereby), (iv) the failure by the Grantor to perform or observe any of the provisions hereof or the failure of any representation or warranty of the Grantor made herein to be true and correct in all respects, or (v) the representation of the Secured Party in connection with any insolvency, bankruptcy, reorganization, receivership, or similar


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proceeding by, affecting or relating to the Grantor or any of the Collateral.
Until paid to Secured Party, such sums shall bear interest from the date incurred at the applicable rate of interest set forth in the Note.

     12. Miscellaneous.

          (a) Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given hereunder: (a) upon personal delivery to the addresses set forth below,
(b) upon receipt of such notice if sent by registered or certified mail, return receipt requested, postage prepaid in the United States Mail, (c) upon receipt of such notice if deposited in the custody of a nationally recognized overnight delivery service, or (d) upon receipt of such notice if sent by telecopy and receipt is confirmed. Notice shall be addressed as follows (or to such other addresses as the parties may specify by due notice to the others):

          To the Grantor:           CinemaStar Luxury Theaters, Inc.
                                    12230 El Camion Real, Suite 320
                                    San Diego, CA  92130
                                    Attn:  Don Harnois

          To the Secured Party:     SCP Private Equity Partners, L.P.
                                    -----------------
                                    -----------------

          (b) Continuing Security Interest: Etc. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations and performance of all other obligations secured hereby; and (ii) be binding upon and inure to the benefit of the parties and the parties' successors and assigns.

          (c) Severability. If any provision of this Agreement shall be deemed or held to be invalid or unenforceable for any reason, it shall be adjusted, if possible, rather than voided, so as to achieve the intent of the parties to the fullest extent possible. In any event, such provision shall be severable from, and shall not be construed to have any effect on, the remaining provisions of this Agreement, which shall continue to be in full force and effect.

          (d) Rights Cumulative: No Waiver. The Secured Party's options, powers, rights, privileges, and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute, or by rule of law. The Secured Party shall not, by any act, delay, omission, or otherwise, be deemed to have modified, discharged, or waived any of the Secured Party's options, powers, or rights in respect of this Agreement, and no modification, discharge, or waiver of any such option, power, or right shall be valid unless set forth in writing signed by the Secured Party or the Secured Party's authorized agent, and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any other occasion.

          (e) Entire Agreement. This Agreement and the written agreements referred to herein and executed in connection herewith constitute the entire understanding among the Grantor and Secured Party with respect to the subject matter hereof. It supersedes all prior negotiations, prior discussions or other agreements, letters and understandings, oral or written, relating to the subject matter hereof.


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          (f) Governing Law. This Agreement shall be governed, construed interpreted and enforced in accordance with the laws of State of California, without giving effect to any conflicts or choice of law which otherwise may be applicable.

          (g) Amendment. This Agreement may only be amended or modified by the written agreement of the Grantor and Secured Party.

          (h) Litigation Forum. Grantor hereby agrees that any action arising out of this Agreement may be brought and maintained in the Superior Court for the County of Santa Clara, State of California.

          (i) Further Assurances. Each party agrees to perform any further action and to execute and deliver any further documents reasonably necessary and proper to carry out the intent of this Agreement.

          (j) Headings. The headings of the various sections of this Agreement are for convenience only and are not intended to explain or modify any of the provisions of this Agreement.

          (k) Survival of Obligations. All obligations of Grantor set forth in this Agreement shall survive the execution of this Agreement.

          (l) Effect of Course of Dealing. No course of dealing between the Grantor and Secured Party in exercising any of their respective rights under this Agreement shall operate as a waiver of any such rights, except where expressly waived in writing.

     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.



GRANTOR:

CinemaStar Luxury Theater, Inc., a California corporation


By:
   -----------------------------
Name:    Donald Harnois
Title:   Chief Financial Officer


SECURED PARTY:

SCP Private Equity Partners, L.P.


By:
   -------------------------------
Name:
      ----------------------------
Title:
       ---------------------------